UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 18, 2012

Jarden Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-13665	35-1828377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Theodore Fremd Avenue, Rye, New York (Address of principal executive offices)		10580
		(Zip Code)

Registrant’s telephone number, including area code (914) 967-9400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 18, 2012, Jarden Corporation (the “Company”) completed the private offering of $500 million in aggregate principal amount of its 1 7/8% Senior Subordinated Convertible Notes due 2018 (the “Convertible Notes”), which includes the $50 million in aggregate principal amount of Convertible Notes pursuant to the over-allotment option granted to the Initial Purchasers (as defined herein) (the “Offering”).

The Convertible Notes and the underlying shares of common stock, have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and unless so registered, the securities may not be offered or sold in the United States, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Convertible Notes were issued by the Company to Barclays Capital Inc., J.P. Morgan Securities LLC and the other Initial Purchasers named in a purchase agreement with the Company and the guarantor subsidiaries party thereto (the “Initial Purchasers”), in a private placement pursuant to Section 4(2) of the Securities Act and were resold by the Initial Purchasers only to qualified institutional buyers in accordance with Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the Initial Purchasers in the purchase agreement.

The net proceeds from the offering, including proceeds resulting from the exercise of the Initial Purchasers’ option to purchase an additional $50 million in principal amount of the Convertible Notes, are approximately $487 million, after deducting the Initial Purchasers’ discount and commissions and estimated fees and expenses.

The Convertible Notes are governed by an Indenture (the “Indenture”), dated September 18, 2012, by and among the Company, certain of its domestic subsidiaries as guarantors and Wells Fargo Bank, National Association, as trustee.

The Convertible Notes will mature on September 15, 2018, unless earlier converted or repurchased. The Convertible Notes will bear interest at a rate of 1.875% per year until maturity. Interest will be payable in cash on September 15 and March 15 of each year, beginning on March 15, 2013. The Company may not redeem the Convertible Notes at its option prior to the maturity date.

The Company’s domestic subsidiaries which guarantee the Company’s senior secured credit facility from time to time (which are the same subsidiaries that guarantee the Company’s outstanding senior notes and other outstanding senior subordinated notes) will unconditionally guarantee the Convertible Notes on an unsecured senior subordinated basis (the “Guarantees”).

The Convertible Notes will be the Company’s unsecured senior subordinated obligations and will rank junior in right of payment to all of the Company’s existing and future senior indebtedness, including the Company’s senior secured credit facility, the Company’s 6 1/8% Senior Notes due 2022 and the Company’s 8% Senior Notes due 2016 and pari passu with its existing and future senior subordinated indebtedness, including the Company’s 7 1/2% Senior Subordinated Notes due 2017 and the Company’s 7 1/2% Senior Subordinated Notes due 2020. The Convertible Notes will be effectively subordinated to the Company’s secured indebtedness to the extent of the value of the related collateral and structurally subordinated to indebtedness and other liabilities of the Company’s subsidiaries that do not guarantee the Convertible Notes (including rights of trade and other creditors and rights of preferred stock).

The Guarantees will rank junior in right of payment to all existing and future senior indebtedness of such subsidiaries, including their guarantees of the Company’s senior secured credit facility, the Company’s 6 1/8% Senior Notes due 2022 and the Company’s 8% Senior Notes due 2016 and pari passu with their guarantees of the Company’s 7 1/2% Senior Subordinated Notes due 2017 and the Company’s 7 1/2% Senior Subordinated Notes due 2020 and any of their future senior subordinated indebtedness.

The Convertible Notes will be convertible into cash, shares of the Company’s common stock, par value $.01 per share (“Common Stock”), or a combination of cash and shares of Common Stock, at the Company’s election, based on an initial conversion rate of 14.1152 shares of Common Stock per $1,000 principal amount of Convertible Notes (equivalent to an initial conversion price of approximately $70.85 per share of Common Stock). The conversion rate, and thus the conversion price, may be adjusted under certain circumstances as described in the Indenture.

The Convertible Notes may be converted, in multiples of $1,000 principal amount, only under the following circumstances:

•

prior to June 1, 2018, on any date during any calendar quarter beginning after September 30, 2012 (and only during such calendar quarter) if the closing sale price of Common Stock was more than 130% of the then current conversion price for at least 20 trading days (whether or not consecutive) in the period of the 30 consecutive trading days ending on the last trading day of the previous calendar quarter;

•

prior to June 1, 2018, if the Company distributes to all or substantially all holders of Common Stock rights, options or warrants entitling them to purchase, for a period of 60 calendar days or less from the declaration date for such distribution, shares of Common Stock at a price per share less than the average closing sale price of Common Stock for the ten consecutive trading days immediately preceding, but excluding, the declaration date for such distribution;

•

prior to June 1, 2018, if the Company distributes to all or substantially all holders of Common Stock cash, other assets, securities or rights to purchase its securities, which distribution has a per share value exceeding 10% of the closing sale price of Common Stock on the trading day immediately preceding the declaration date for such distribution, or if the Company engages in certain other corporate transactions as described in the Indenture;

•

prior to June 1, 2018, during the five consecutive business-day period following any ten consecutive trading-day period in which the trading price per $1,000 principal amount of Convertible Notes for each trading day during such ten trading-day period was less than 98% of the closing sale price of Common Stock for each trading day during such ten trading-day period multiplied by the then current conversion rate; or

•

on or after June 1, 2018, and prior to the close of business the second scheduled trading day immediately preceding the maturity date of the Convertible Notes, without regard to the foregoing conditions.

Upon conversion, the Company will be obligated to pay or deliver, as the case may be, cash, shares of Common Stock or a combination of cash and shares of Common Stock, at its election. If the Company satisfies its conversion obligation solely in cash or through payment and delivery, as the case may be, of a combination of cash and shares of Common Stock, the amount of cash and shares of Common Stock, if any, due upon conversion will be based on a daily conversion value (as described in the Indenture) calculated on a proportionate basis for each trading day in a 25 consecutive trading-day conversion period (as described in the Indenture). Upon any conversion, subject to certain exceptions, holders of the Convertible Notes will not receive any cash payment representing accrued and unpaid interest. Instead, interest will be deemed to be paid by the cash, shares of Common Stock or a combination of cash and shares of Common Stock paid or delivered, as the case may be, upon conversion of a Convertible Note.

If holders elect to convert the Convertible Notes in connection with certain fundamental change transactions described in the Indenture, the Company will increase the conversion rate by a number of additional shares of Common Stock determined by reference to the provisions contained in the Indenture based on the effective date of, and the price paid (or deemed paid) per share of Common Stock in, such make-whole fundamental change. If holders of Common Stock receive only cash in connection with certain make-whole fundamental changes, the price paid (or deemed paid) per share will be the cash amount paid per share. Otherwise, the price paid (or deemed paid) per share will be equal to the average of the closing sale prices of Common Stock on the five trading days prior to, but excluding, the effective date of such make-whole fundamental change.

If the Company undergoes a fundamental change (as defined in the Indenture) prior to maturity, holders of the Convertible Notes will have the right, at their option, to require the Company to repurchase for cash some or all of their Convertible Notes at a repurchase price equal to 100% of the principal amount of the Convertible Notes being repurchased, plus accrued and unpaid interest (including additional interest, if any) to, but excluding, the fundamental change repurchase date.

A copy of the Indenture is attached to this Current Report on Form 8-K as Exhibits 4.1, and is incorporated herein by reference as though fully set forth herein. The foregoing summary description of the Indenture and the transactions contemplated thereby are not intended to be complete, and are qualified in their entirety by the complete text of the Indenture, a copy of which is attached hereto.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated in this Item 2.03 by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated in this Item 3.02 by reference.

Item 7.01.	Regulation FD Disclosure.

On September 18, 2012, the Company issued a press release announcing the closing of the Offering. The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits: The following exhibits are hereby filed as part of this Current Report on Form 8-K:

4.1	Indenture related to Jarden Corporation’s 1 7/8% Senior Subordinated Convertible Notes due 2018, dated as of September 18, 2012, among Jarden Corporation, the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as trustee.

4.2	Form of 1 7/8% Senior Subordinated Convertible Note due 2018 (included as Exhibit A to Exhibit 4.1 hereto).

99.1	Press release, dated September 18, 2012, issued by Jarden Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 21, 2012

JARDEN CORPORATION

By:	/s/ John E. Capps
Name: John E. Capps
Title: Executive Vice President, General Counsel and Secretary

Exhibit Index

Number	Exhibit

4.1	Indenture related to Jarden Corporation’s 1 7/8% Senior Subordinated Convertible Notes due 2018, dated as of September 18, 2012, among Jarden Corporation, the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as trustee.

4.2	Form of 1 7/8% Senior Subordinated Convertible Note due 2018 (included as Exhibit A to Exhibit 4.1 hereto).

99.1	Press release, dated September 18, 2012, issued by Jarden Corporation.